UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

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OVERSEAS SHIPHOLDING GROUP, INC.

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OVERSEAS SHIPHOLDING GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 27, 2021

To the Stockholders of Overseas Shipholding Group, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. The Meeting is to be held virtually on Thursday, May 27, 2021 at 10:00 a.m., Eastern Time (“ET”). As discussed in the accompanying Proxy Statement (see “Remote Participation in Annual Meeting”), due to concerns regarding the coronavirus pandemic, stockholders may participate by means of remote communication only. Stockholders will not be able to attend the meeting in person.

The Annual Meeting will be held for the following purposes:

(1)	to elect eight directors to serve until the 2022 Annual Meeting of Stockholders of the Company;
(2)	to approve, on an advisory basis, the 2020 compensation for the Named Executive Officers named in the Summary Compensation Table in the Proxy Statement (as described in the “Summary Compensation Table” section and in the compensation tables and narrative in the Proxy Statement);
(3)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021; and
(4)	to transact such other business as may properly be brought before the Annual Meeting.

Stockholders of record at the close of business on April 1, 2021 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. The list of stockholders at that record date will be open for examination by stockholders for any purpose germane to the Annual Meeting, during ordinary business hours for a period of 10 days prior to the Annual Meeting, at the Company’s offices, 302 Knights Run Avenue, Suite 1200, Tampa, Florida. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 13, 2021.

We are taking advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 with this Notice and the Proxy Statement.

It is very important that you are represented at the Annual Meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet, or by marking, signing and returning your proxy or voting instruction card. Your prompt consideration is greatly appreciated.

/s/ SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary
Tampa, Florida
April 13, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2021

This Notice of Annual Meeting of Stockholders of the Company to be held on May 27, 2021, the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.osg.com/investor-relations.

i

OVERSEAS SHIPHOLDING GROUP, INC.

302 Knights Run Avenue, Suite 1200

Tampa, FL 33602

PROXY STATEMENT

REMOTE PARTICIPATION IN ANNUAL MEETING

Given the ongoing coronavirus pandemic, related health and travel concerns, and federal, state, and local government actions, our Annual Meeting will be held solely by means of remote communication. While we look forward to the prospect of an increasingly vaccinated population and a return to normalcy, we have determined that holding this Annual Meeting remotely will allow all stockholders to participate while avoiding unnecessary risk to the health of you, our officers and other employees who would attend an in-person Annual Meeting. We have not made any decisions as to whether future annual meetings will be held in person, virtually, or in hybrid form.

To participate in the Annual Meeting, dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call. Stockholders and other interested parties can listen to a live webcast of the Meeting from the Investor Relations section of the Company’s website at www.osg.com.

We urge you to vote as soon as possible by telephone or over the Internet. If you wish to vote on the date of the Annual Meeting or to change your vote, you may do so by sending an email to Investor-Relations@osg.com and attaching either your proxy card or your voting instruction form and the legal proxy provided by your bank, broker or other nominee. Your email must be submitted by 10:10 a.m. (ET) on Thursday, May 27, 2021. This information is necessary in order for your vote to be counted.

An audio replay of the Annual Meeting of Stockholder will be available starting at 11:30 a.m. (ET) on Thursday, May 27, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers and entering Access Code 10154244.

PROXY SUMMARY

This summary provides an overview of information contained in the Proxy Statement. It is not intended to provide all of the information in the Proxy Statement, which we recommend that you read and consider prior to voting. We also invite you to review our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) and our Sustainability Report for the year ended December 31, 2020 (the “2020 Sustainability Report”) to obtain a more comprehensive discussion of Overseas Shipholding Group, Inc. The Sustainability Report is not incorporated by reference in this Proxy Statement.

OSG qualifies as a Smaller Reporting Company under SEC rules. As a Smaller Reporting Company, we are permitted to omit certain disclosures from this Proxy Statement that are required for larger companies, including some additional disclosures relating to executive compensation. However, we recognize the importance of transparency and, accordingly, have chosen to provide certain compensation-related disclosures that we historically provided but are no longer required to provide.

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Voting Matters

Our stockholders are being asked to vote on the following matters at our 2021 Annual Meeting:

PROPOSALS	OSG’S RECOMMENDATIONS

PROPOSAL 1. Election of Directors

The Board and the Corporate Governance and Risk Assessment Committee believe that each of the director nominees possess the experience and qualifications necessary to provide quality guidance to the Company’s management and effective oversight of the Company.	FOR Each Director Nominee

PROPOSAL 2. Advisory vote to approve the compensation of the Named Executive Officers for 2020

We ask our stockholders to cast a non-binding advisory vote on the compensation of the Named Executive Officers named in the Summary Compensation Table in this Proxy Statement. As discussed in “How We Compensate Our Executives”, we believe that the compensation paid to our Named Executive Officers and our overall pay practices are proper and supportable.	FOR

PROPOSAL 3. Ratification of appointment of the independent registered public accounting firm

The Audit Committee believes it to be in the best interest of the Company and its stockholders to retain the services of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2021 and asks stockholders to ratify this appointment.	FOR

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Company Overview

OSG is a leading provider of energy transportation services, delivering crude oil and petroleum products to major oil companies and refiners. OSG’s 24 vessel fleet, of which 22 are U.S. flag vessels, consists of three crude oil tankers doing business in Alaska, two conventional articulated tug-barge units (“ATBs”), two lightering ATBs, three shuttle tankers, ten medium range tankers, and two non-Jones Act tankers that participate in the U.S. Maritime Security Program. OSG also owns and operates two Marshall Islands flagged MR tankers, which trade internationally. We provide safe, efficient, and reliable transportation to our customers and strive to ensure the highest standards of safety and environmental compliance throughout our organization.

We have diligently focused on our long-term strategy of eliminating overhead costs while investing in long-term assets, such as new vessels, while seeking to increase shareholder value. OSG has introduced four new and more fuel efficient vessels to our fleet, and expanded our exposure in the Alaskan market with the acquisition of Alaska Tanker Company, LLC in March 2020. The COVID-19 pandemic posed new, unforeseen challenges to our Company and the shipping industry as a whole, which turned our immediate focus to employing additional measures to keep our crew members and shoreside employees safe and healthy, so as to maintain safe ship operations.

Board Highlights

BOARD OF DIRECTORS				OSG Committee Membership
Name	Age	Director Since	Primary Occupation	A	C	G
Douglas Wheat (Non-Executive Chairman)	70	2014	Managing partner of Wheat Investments
Rebecca DeLaet	53	2020	Former CFO of O.G. Energy		X
Joseph I. Kronsberg	38	2015	Partner at Cyrus Capital Partners, L.P.
Anja L. Manuel	46	2017	Founding partner at Rice, Hadley, Gates & Manuel LLC	X		X*
Samuel H. Norton	62	2014	CEO and President of OSG
John P. Reddy	68	2018	Former CFO of Spectra Energy and private investor	X*		X
Julie E. Silcock	65	2018	Senior Advisor for CDX Advisors	X	X*
Gary Eugene Taylor	67	2014	Former member of U.S. Congress		X	X

* Indicates Chair of the Committee

Governance Highlights

OSG is committed to maintaining leading corporate governance practices. We believe that sound governance policies encourage accountability of the Board and management, improve our standing within our industry, and promote the long-term interests of our stockholders.

Board Leadership Structure & Independence

●	We separate the roles of the CEO and Chairman and have an independent, non-executive Chairman.
●	Women comprise 37.5% of our Board slate.
●	All of our Directors and nominees are independent, other than our CEO.

Board Practices & Oversight

●	Executive sessions without management or non-independent directors present provide independent Directors an opportunity to meet in private regularly.
●	The average attendance by directors at Board and Committee meetings was over 90%.
●	Oversight of risk management occurs within each Committee, as well as by the whole Board, and we have a Committee that specifically assesses all Company risks.

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Other Activities

●	We prohibit hedging and pledging of securities owned by Directors and employees.
●	Our Directors and Officers are required to retain ownership of a certain level of OSG stock in accordance with stock ownership guidelines.
●	Directors possess a wide range of financial, energy, governance and transportation services experience, resulting in diverse viewpoints, including service on other public and non-profit boards and in the U.S. Congress.
●	Directors must inform the Corporate Governance and Risk Assessment Committee (the “Governance and Risk Committee”) of any changes in their principal occupation and prior to accepting outside board membership.

Executive Compensation

Consistent with our goal of enhancing stockholder value, we are committed to aligning executive compensation with our strategic short-term and long-term objectives, as well as with the interests of our stockholders. The compensation disclosed in the Summary Compensation Table and the other related tables reflects compensation decisions that were made in early 2020 and were based on the terms of employment agreements. The section “How We Compensate Our Executives” highlights in great detail our compensation program.

Environmental and Social Initiatives - Moving Energy with Integrity

OSG recognizes the risk of climate change and the impact carbon emissions have on the environment. We are committed to operating one of the safest, cleanest and most reliable fleets in the industry, and we are devoted to minimizing our vessels’ environmental impact and ensuring each seafarer’s safe return after a voyage. We comply with applicable regulations of the United States, the International Maritime Organization, and European Union on carbon emissions and periodically explore opportunities to decrease our carbon footprint when economically feasible.

To enhance Board oversight of our environmental and social policies and practices, the Governance and Risk Committee’s charter requires the Committee to conduct quarterly reviews of the Company’s governance, environmental, and social risks.

For the fiscal year ended December 31, 2020, OSG has re-introduced its Sustainability Report. The report highlights key capital investments and actions our Company has made to decrease our environmental impact, provide a safe and healthy work environment, promote a responsible and equitable workplace, and provide quality governance practices. Our policies on Health and Safety, Environmental and Social Responsibility, and Quality can be found on our website. We have outlined a few key components of each of these policies below. To view the Sustainability Report, or for more information on our Company policies, or to view the policies in their entirety, please visit our website at www.osg.com/safety-and-environment.

●	Health and Safety Policy - Our goal is to have zero incidents of a significant nature in our workplace. We focus on providing healthy and safe working conditions for both our crews and shoreside employees and seek to accomplish these goals by:

○	Following our established Management System, which is designed to promote safe practices in ship operations, prevent damage to the vessels and environment, prevent loss of human life or personal injury, and continuously improve the safety skills of personnel.
○	Maintaining a Shipboard Occupational Health and Safety Program.
○	Striving to exceed all national and international rules and regulations governing the maritime industry.
○	In response to the ongoing COVID-19 pandemic, establishing additional measures to ensure the safety of our employees, both in the office and at sea. These include allowing our shoreside employees to work remotely, and providing additional PPE and implementing enhanced safety protocols for our crews.

●	Environmental Protection and Social Responsibility Policy - Our policies and operating practices include the following:

○	Endeavoring to ensure that all employees are informed, trained, and committed to complying with the Company’s Environmental Management System.
○	Requiring that all crew members certify their understanding and acceptance of the Company’s Environmental Protection and Social Responsibility Policy as a condition of employment.

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ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The nominees for election at the Annual Meeting are listed below. The nominees were selected by the Board upon the recommendation of the Governance and Risk Committee. Unless otherwise directed, proxies will be voted for the election of these nominees to serve until the 2022 Annual Meeting of Stockholders of the Company and until their successors are elected and qualify.

The Governance and Risk Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

●	judgment, character, integrity, expertise, tenure, skills and knowledge useful to the oversight of the Company’s business;
●	status as “independent” or “audit committee financial expert” or “financially literate” as defined by the New York Stock Exchange (“NYSE”) and the SEC;
●	high level managerial, business or other relevant experience, including, but not limited to, experience in the industry in which the Company operates, and, if the candidate is an existing member of the Board, any change in the member’s principal occupation or business associations;
●	absence of conflicts of interest with the Company;
●	status as a U.S. citizen for compliance with the Jones Act; and
●	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

As part of its annual assessment of Board structure and composition, the Governance and Risk Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Committee has evaluated the nominees under the above criteria, and this Committee and the Board recommends that the stockholders elect all nominees at the Annual Meeting. We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board of Directors and named as proxies in the proxy materials may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

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Director	Business Experience during the Past Five Years and Other Information
Douglas D. Wheat

Mr. Wheat is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the Board of Directors of International Seaways, Inc. (a former wholly-owned division of OSG) and is also the Chairman of the Board of Directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the board of directors of several other companies including: Playtex Products (he also served as Chairman); Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas.

Skills and Qualifications

Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to the Board.

Age: 70 Director and Chairman since 2014
Rebecca DeLaet

Ms. DeLaet was most recently the Chief Financial Officer of O.G. Energy (“OGE”) from 2018 until December, 2019. OGE is the energy arm of Ofer Global, a private portfolio of international businesses principally focused on shipping, real estate, energy, banking and investments. She served as a member of the Senior Management Committee of Ofer Global from 2004 to 2018. Ms. DeLaet also worked for Zodiac Finance, another division of Ofer Global, from 1990 to 2017 in positions of escalating authority as Vice President, Managing Director, and for the last seven years as President. She served on the Board of Directors and as Chair of the Audit Committee for both New Zealand Oil and Gas and Cue Energy Resources, publicly traded companies listed respectively on the New Zealand and Australian stock exchanges. She is currently the Director and Head of Finance for Team Image Synchronized Skating Team (a not for profit organization), a role which she has had since 2014.

Skills and Qualifications

Ms. DeLaet’s substantial experience in the shipping industry and her financial expertise qualify her for election to the Board.

Age: 53 Director since 2020 Committee: Compensation

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Director	Business Experience during the Past Five Years and Other Information
Joseph I. Kronsberg

Mr. Kronsberg has served in various roles at Cyrus Capital Partners, L.P. since 2006, and he is currently a Partner responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its Mergers & Acquisitions and Restructuring departments. He currently serves as a Director of International Seaways, Inc. (a former wholly-owned division of OSG). Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania, from which he graduated summa cum laude.

Skills and Qualifications

Mr. Kronsberg’s financial expertise and experience in investment management make him a valuable asset to the Board.

Age: 38 Director since 2015
Anja L. Manuel

Since 2009, Ms. Manuel has been Co-Founder and Partner along with former Secretary of State Condoleezza Rice, former National Security Advisor Stephen Hadley and former Secretary of Defense Robert Gates, in Rice, Hadley, Gates & Manuel LLC, a strategic consulting firm that helps US companies navigate international markets. From 2005-2007, she served as an official at the U.S. Department of State, responsible for South Asia Policy. Earlier in her career, Ms. Manuel was an attorney at WilmerHale working on corporate governance, international and Supreme Court cases, and represented special committees of major corporate boards before the US Congress, Department of Justice and the SEC. She was also an investment banker at Salomon Brothers in London. She currently serves on another corporate board, Ripple Labs Inc., a leading blockchain payments company (governance committee). Ms. Manuel also serves on advisory boards of Flexport Inc., Synapse Inc., Center for a New American Security, and the boards of the American Ditchley Foundation, National. Committee on US-China Relations, and Governor Brown’s California Export Council. She is the Director of the Aspen Strategy Group and Aspen Security Forum — the premier bi-partisan forum on foreign policy in the U.S. — and is a member of the Council on Foreign Relations. She graduated cum laude from Harvard Law School and holds BA and MA degrees with distinction from Stanford University, where she now lectures.

Skills and Qualifications

Ms. Manuel’s extensive experience in government relations and governance makes her a valuable asset to the Board.

Age: 46 Director since 2017 Committees: Governance (Chair) Audit

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Director	Business Experience during the Past Five Years and Other Information
Samuel H. Norton

Mr. Norton was appointed Chief Executive Officer and President of OSG in December 2016. Prior to this appointment, he served as Senior Vice President and President and Chief Executive Officer of OSG’s U.S. Flag Strategic Business Unit from July 2016. Mr. Norton served as a non-executive Director on OSG’s Board from 2014 to July 2016. In 2006 Mr. Norton co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and served as its Chairman and Chief Executive Officer. Mr. Norton previously spent 17years as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts in Chinese Language and Literature from Dartmouth College.

Skills and Qualifications

Mr. Norton’s substantial experience in the shipping industry makes him a valuable asset to the Board.

Age: 62 Director since 2014
John P. Reddy

Mr. Reddy is currently a business consultant and private investor. From 2009 until 2017, he served as the Chief Financial Officer of Spectra Energy Corporation, a premier owner and operator of pipeline and midstream energy assets. Prior to that, he served as Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, the nation’s largest natural gas-only distributor, and in various financial roles with Pacific Enterprises Corporation. He currently serves on the audit committee and the conflicts committee of Hess Midstream Partners and chairs the audit committee of PLH Group. Mr. Reddy has also served on the board of directors of DCP Midstream, LLC (from 2009 until 2017) and as a member of Paragon Offshore Plc’s board from 2014 to 2017. Mr. Reddy is a graduate of the University of California at Los Angeles and holds an MBA from the University of Southern California.

Skills and Qualifications

Mr. Reddy’s extensive experience in the energy sector, financial expertise, as well as service on the board of other publicly traded companies make him a valuable asset to the Board.

Age: 68 Director since 2018 Committees: Audit (Chair) Governance

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Director	Business Experience during the Past Five Years and Other Information
Julie E. Silcock

Ms. Silcock has served as a Senior Advisor at CDX Advisors, a tech-enabled investment bank, since June 2020. From 2009 to June 2020, she served as Managing Director and Co-Head of Southwest Investment Banking at Houlihan Lokey. Prior to that, she was Managing Director and Founder and Head of Southwest Investment Banking at Citigroup Global Markets, Inc. from 2000 to 2009. She currently also serves on the boards of MoneyGram International (NASDAQ: MGI), a publicly traded fintech company, and JC Skincare, a privately held beauty company. Ms. Silcock earned her M.B.A. from Stanford Graduate School of Business and holds a B.A. degree from Princeton University.

Skills and Qualifications

Ms. Silcock’s extensive experience in equity and debt capital market transactions and in mergers and acquisitions, as well as her service on the boards of publicly traded companies, make her a valuable asset to the Board.

Age: 65 Director since 2018 Committees: Compensation (Chair) Audit
Gary Eugene Taylor

Mr. Taylor is a former member of the U.S. Congress, having served for 21 years until January 2011. Mr. Taylor served as a senior member of the House Armed Services Committee and most recently as Chairman of the Seapower Subcommittee, providing oversight of expenditures for Navy and Marine Corps programs. As Chairman, Mr. Taylor worked with senior Navy leadership to develop a 30-year shipbuilding plan. As a member of the Merchant Marine Committee, Mr. Taylor helped guide passage of the Oil Pollution Act of 1990, the U.S. law that regulates the shipment of petroleum products in U.S. waters. Mr. Taylor also served as a senior member of the House Transportation and Infrastructure Committee. He co-chaired the Shipbuilding Caucus, the Coast Guard Caucus, the National Guard and Reserve Caucus and the Expeditionary Warfare Caucus. After leaving Congress, Mr. Taylor worked on business development for E.N. Bisso in the ship assist business on the Mississippi River. From September 2011 until December 2013, Mr. Taylor served as a consultant for Navistar Defense on the Mine Resistant Ambush Protected vehicle program. Mr. Taylor served as a Commissioner on the Hancock County Port and Harbor Commission from 2012 to 2014, providing oversight for the Port Bienville Industrial Park and Stennis International Airport in Hancock County, Mississippi. He is a graduate of Tulane University.

Skills and Qualifications

Mr. Taylor’s extensive expertise in shipping regulation makes him a valuable asset to the Board.

Age: 67 Director since 2014 Committees: Governance Audit

The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

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INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to support the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to set expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Company’s directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Company’s website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member.

Board Leadership Structure. The Corporate Governance Guidelines provide that the Board selects the Chief Executive Officer of the Company and may select a Chairman of the Board in the manner it considers in the best interests of the Company. The Guidelines provide that the Chairman may be a non-management director or the CEO.

The Company currently separates the role of CEO and Chairman, who is currently an independent Director. The CEO and the Chairman are in frequent contact with one another and with senior management of the Company. They provide advice and recommendations to the full Board for its consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting to address the interests and requirements of the stockholders, the directors and other stakeholders. The Board believes that the current leadership structure, including the individuals holding the leadership positions, is in the best interests of stockholders.

The Board, primarily through its Governance and Risk Committee, periodically reviews the Board’s leadership structure to determine if it remains appropriate in light of the Company’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

Board Refreshment. The Governance and Risk Committee considers board refreshment in identifying and recommending to the Board qualified candidates for the Board. During the nomination process, the Governance and Risk Committee assesses whether the current directors continue to hold the qualities necessary to best serve the interest of the stockholders. Such an approach allows the Company to be more flexible and adaptive to both immediate and long-term needs.

Independence. Under the Corporate Governance Guidelines, which incorporate the standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Norton have been determined to be independent for purposes of service on the Board. No relationships were identified that would bar any of them from being characterized as independent. The Board also reviews, every quarter, relationships that directors may have with the Company to determine whether there are any material relationships that would preclude a director from being independent.

Executive Sessions of the Board. To ensure free and open discussion and communication among the directors, the Corporate Governance Guidelines provide that directors meet in executive session without management present at each regular meeting of the Board, and that at least one executive session is for only those non-management directors. A non-executive Chairman must chair these executive sessions. Any non-management director can request that an additional executive session limited to independent directors be scheduled.

Board Oversight of Risk Management. While responsibility for managing the Company’s material risks lies with management, the Board provides oversight of risk management directly and through its committees. Each committee reports its activities and considerations to the full Board at every regularly scheduled quarterly meeting. The Board as a whole reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee schedules private sessions individually with certain members of management, with the internal auditors, and with representatives of the independent registered public accounting firm at the conclusion of scheduled meetings, where aspects of financial risk management are discussed as necessary.

The Governance and Risk Committee manages risk associated with Board independence, corporate governance, and potential conflicts of interest, as well as oversight over non-financial risks associated with the Company’s operations. As part of risk management, the Governance and Risk Committee reviews the Company’s policies and protective measures against risks, such as cyber security and environmental matters.

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The Human Resources and Compensation Committee (the “Compensation Committee”) annually reviews executive compensation policies and practices, employee benefits, and associated risks. The Compensation Committee conducts annual assessments of any risks associated with OSG’s compensation policies and practices and has concluded that such policies and practices do not, individually or in the aggregate, create risks reasonably likely to have a material adverse impact on the Company.

Both the Audit and Compensation Committees also rely on the advice and counsel of the Company’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. The Company has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing such risks and related mitigation strategies for all material projects and initiatives of the Company submitted for consideration by the Board. The risk assessment process seeks to identify the primary risks facing the Company and to prioritize these risks, as well as the actions necessary to mitigate and balance these risks.

Meetings of the Board. The Board held four meetings during 2020. Each director attended over 90% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the annual meeting in person or telephonically. All directors attended our 2020 Annual Meeting remotely.

Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the Chairman or with the non-management directors as a group by sending a letter to the attention of such director, or the non-management directors as a group, as the case may be, in care of the Company’s Corporate Secretary, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Corporate Secretary opens, reviews and forwards all such correspondence (other than advertisements and other solicitations) to directors and provides any communication addressed to the Board to the director(s) most closely associated with the nature of the request based on Committee membership and other factors.

Code of Business Conduct and Ethics; Other Compliance Policies. The Company has adopted a Code of Business Conduct and Ethics, which is an integral part of the Company’s compliance program and embodies the commitment of the Company and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. This Code applies to all of the Company’s officers, directors and employees. The Company also has an Insider Trading Policy that prohibits the Company’s directors and employees from purchasing or selling securities of the Company while in possession of material non-public information or otherwise using such information for their personal benefit. The Company has an Anti-Bribery and Corruption Policy that memorializes the Company’s commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Company’s business activities worldwide. The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on the Company’s website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement.

Prohibition Against Hedging and Pledging. The Company’s Insider Trading Policy prohibits the Company’s directors and employees from hedging and pledging their ownership of securities of the Company, including by investing in options, puts, calls, short sales, future contracts, or other derivative instruments relating to Company securities, regardless of whether such persons have material non-public information about the Company. In addition, the Company’s Non-Employee Director Incentive Compensation Plan and Incentive Compensation Plan for Management prohibit incentive awards from being pledged.

Other Directorships and Significant Activities. The Company values the experience directors bring from other boards of directors on which they serve, but recognizes that board service presents significant demands on a director’s time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Company or a company in which the Company has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly traded companies.

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The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board, to receive the approval of the Governance and Risk Committee before accepting any outside board membership. The Corporate Governance Guidelines prohibit the CEO from serving on the board of directors of more than one publicly traded company (other than the Company or a company in which the Company has a significant equity interest).

If a director’s principal occupation or business association changes substantially, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Governance and Risk Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

The Board has three standing committees: the Audit Committee, the Governance and Risk Committee, and the Compensation Committee. Each of these committees has a charter that is posted on the Company’s website, www.osg.com, and is available in print upon request.

Audit Committee. The Audit Committee is required to have no fewer than three members, all of whom must be and are independent directors in accordance with SEC and NYSE rules, as well as under the standards set forth in the Company’s Corporate Governance Guidelines. During 2020, the Committee consisted of Mr. John P. Reddy (Chair), Ms. Anja L. Manuel, and Ms. Julie E. Silcock. The Board affirmatively determined that each member of the Committee was independent, that Mr. Reddy and Ms. Silcock are audit committee financial experts, and that Ms. Manuel is financially literate, both as defined by rules of the SEC and NYSE. The Audit Committee met nine times in 2020. The Committee meets frequently in executive session, without any members of management present, to confer with the independent registered public accounting firm and internal auditors.

The Committee oversees the Company’s accounting, financial reporting process, internal controls, and audits and consults with management, internal auditors and the Company’s independent registered public accounting firm on, among other things, matters related to the annual audit, the accounting principles applied to the financial statements, and the oversight of financial risk associated with the Company’s operations.

The Committee retains the independent registered public accounting firm, subject to stockholder ratification (although the stockholder vote is not binding). The Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time if it determines that such an appointment would be in the best interests of the Company and its stockholders. The Committee maintains direct responsibility for the compensation and oversight of the independent registered public accounting firm and evaluates its qualifications, performance and independence. The Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

Governance and Risk Committee. The Governance and Risk Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Corporate Governance Guidelines. During 2020, the Committee consisted of Ms. Anja L. Manuel (Chair), and Messrs. John P. Reddy and Gary E. Taylor. The Board affirmatively determined that each member of the Committee was independent. The Committee met four times in 2020.

The Governance and Risk Committee provides oversight over the non-financial risks associated with the Company’s operations, including its vessels’ adherence to environmental and regulatory requirements.

The Governance and Risk Committee evaluates prospective nominees for election to the Board who are identified or referred by other Board members, management, stockholders or external sources and all self-nominated candidates, and recommends to the Board those individuals the Committee believes are best qualified to serve on the Board. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants. This Committee also develops and recommends to the Board the Corporate Governance Guidelines and leads the annual review of the Board’s performance.

The Committee also oversees the Company’s environmental, social, and governance policies and practices.

Compensation Committee. The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. Following the Annual Meeting of Stockholders held in May 2020, the Committee consisted of Ms. Julie E. Silcock (Chair), Ms. Rebecca DeLaet and Mr. Gary E. Taylor. Prior to Ms. DeLaet’s election as a director, Mr. Ty Wallach (a former director) served on the Committee. The Board affirmatively determined that each member of the Committee was independent under applicable rules of the NYSE, SEC and Internal Revenue Code. The Committee met six times in 2020.

The Compensation Committee establishes, oversees, and carries out the Company’s compensation philosophy and strategy, and assesses compensation-related risks. It implements the Board’s responsibilities relating to compensation of the Company’s executive officers and seeks to ensure that they are compensated in a manner consistent with the philosophy and competitive with its peers. This Committee monitors and oversees the preparation of the “How We Compensate Our Executives” section for inclusion in the Company’s annual proxy statements.

Related Party Transactions

Related party transactions may present potential or actual conflicts of interest or create the appearance that decisions are based on considerations other than the best interests of the Company and its stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to OSG’s legal department any time they arise. Every quarter, our Corporate Secretary determines whether any related party transactions have occurred and reports the findings to the Audit Committee. In addition to this reporting requirement, in order to affirmatively seek to identify related party transactions, each year we require our directors and executive officers to complete questionnaires identifying any transactions with the Company in which the director or officer has an interest. Any proposed transaction or relationship that could be viewed as a potential conflict is carefully reviewed, with those determined to be related party transactions reported to the Board for consideration. If the related party is a director, that director will not participate in the discussion. In deciding whether to approve the proposed related party transaction, the Board will determine whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party and if the transaction is in the best interest of the stockholders and the Company. If the related party transaction is not on such terms, it will not be approved. There were no related party transactions in 2020.

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DIRECTOR COMPENSATION

Market data is reviewed to determine the amount and structure of director compensation. The Company’s non-employee directors receive annual cash retainers each year, with additional cash retainers for service as a committee member or chair or for services as Board Chair. In addition, each non-employee director receives an annual award of restricted stock units, or RSUs, under the Director Plan described below. The Non-Employee Director Incentive Compensation Plan (the “Director Plan”), permits the grant of various types of equity-based awards to directors. Directors receive an annual grant of time-based RSUs on the date of each annual meeting, with the number of RSUs being equal to the value shown in the table below divided by our closing stock price on the date of grant. No additional fees are paid for attendance at any Board or committee meetings.

For 2020, the following sets forth the annual cash retainers and RSU values for the Company’s non-employee directors:

Board Position	Annual cash retainer	Annual RSU awards
Board membership (non-management directors only)	$65,000	$85,000
Board Chair	$115,000	$127,000
Audit Committee Chair	$18,000	n/a
Audit Committee member	$9,000	n/a
Compensation Committee Chair	$14,000	n/a
Compensation Committee member	$8,000	n/a
Governance and Risk Committee Chair	$11,000	n/a
Governance and Risk Committee member	$7,000	n/a

The following table shows the total compensation paid to the Company’s non-employee directors during 2020:

Name	Retainers earned or Paid in Cash ($)(1)	Stock Awards ($) FMV(2)	Total ($)
Rebecca DeLaet(3)	37,500	85,000	122,500
Joseph I. Kronsberg(4)	65,000	85,000	150,000
Anja Manuel	85,000	85,000	170,000
John P. Reddy	90,000	85,000	175,000
Julie E. Silcock	88,000	85,000	173,000
Gary Eugene Taylor	80,000	85,000	165,000
Ty E. Wallach(5)	73,000	85,000	158,000
Douglas D. Wheat	115,000	127,000	242,000

(1)	Consists of annual retainers for Board and/or Committee service.
(2)	The grants, made on May 28, 2020, were of time-based RSUs, and are scheduled to vest on May 28, 2021, subject to the continued service of each grantee. Mr. Wheat received a grant of 56,400 time-based RSUs. Each other non-employee director received a grant of 37,800 time-based RSUs.
(3)	Ms. DeLaet joined the Board in May 2020.
(4)	In accordance with Mr. Kronsberg’s instruction, all compensation for his service as a director was paid to his employer, Cyrus Capital Partners, in 2020.
(5)	Mr. Wallach retired December 10, 2020.

The Company encourages stock ownership by directors in order to align their interests with those of the Company’s stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

The Board has in place stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within five years of becoming a director to own shares of the Company’s Class A Common Stock with a market value equal to at least three times the annual cash retainer for Board service.

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HOW WE COMPENSATE OUR EXECUTIVES

This section provides information regarding the compensation program for 2020 for individuals who served as executive officers and who are listed in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”). Our NEOs for 2020 are:

Name	Position
Mr. Samuel H. Norton	President, Chief Executive Officer and Director
Mr. Richard L. Trueblood	Vice President and Chief Financial Officer
Mr. Patrick J. O’Halloran	Vice President and Chief Operations Officer
Mr. Damon M. Mote	Vice President and Chief Administrative Officer

As noted elsewhere in this Proxy Statement, OSG qualifies as a “Smaller Reporting Company,” or “SRC,” under SEC rules. As a Smaller Reporting Company, we are permitted to provide reduced disclosures in this Proxy Statement, including those relating to executive compensation. Among other things, we are no longer required to have a Compensation Discussion and Analysis. Nevertheless, we are providing the following information to be transparent to our stockholders on how we compensate our executives. This section describes our compensation philosophy, the objectives of our executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy and strategy.

Executing on Strategy: Our 2020 Performance

The COVID-19 pandemic and its impacts on the world consumed much of 2020. The performance measures for our compensation program for 2020 were set by our Compensation Committee prior to the onslaught of the pandemic in the United States and prior to any known impacts on our business. Nevertheless, our NEOs were able to react and take proactive measures to protect the safety and health of our crew members and shoreside employees while continuing to provide the critical services to our customers. At the same time, the NEOs focused successfully on executing on our long-term business strategy. Revenues from our fleet increased 17.8% on a GAAP basis, primarily as a result of revenues contributed by our four newly built vessels - two MR tankers and two barges - and by three crude oil tankers we acquired in March 2020. Throughout 2020, our fleet was largely committed under long-term charters with secure revenue streams. We were successful in continuing to reduce costs and achieve synergies with our acquisition of the Alaska Tanker Company. Safety and quality remain the key focuses of our operations. Our corporate culture is geared towards continuously seeking to achieve the highest standards in protecting the environment and ensuring the health and safety of all of our employees.

The narrative that follows describes the compensation program for 2020, which was designed by our Compensation Committee to incentivize our executives to achieve our strategic and operational goals. The compensation program is heavily weighted on performance-based measures.

Say on Pay Results - Consideration of Stockholder Feedback

At our 2020 annual meeting of stockholders, 97.69% of the stockholders who voted on the say-on-pay proposal were in favor of our executive compensation program. We believe that this level of support reflect our stockholders’ belief that our compensation program is effective and reasonable.

Summary of the 2020 Compensation Program

The 2020 annual incentive compensation program for all of the NEOs was based on objective, performance-based metrics of free cash flow and selling, general and administrative (“SG&A”) costs measured over a one-year performance period. The equity incentive program for 2020 for all of the NEOs consisted of long-term equity grants that use a mix of time-based restricted stock units (“RSUs”) (50%) and performance-based RSUs (50%). The Compensation Committee determined that this equity award mix was appropriate for 2020, as it was designed to deliver competitive long-term incentives to our key executives and to maintain the alignment of our executives’ interests with those of our stockholders. The 2020 time-based RSUs vest in equal installments on each of the first three anniversaries of the grant date. The 2020 performance-based RSU awards vest in full on December 31, 2022, subject to the achievement of performance goals based on the Company’s three-year total shareholder return (“TSR”) relative to the three-year TSR of the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries, and the Company’s cumulative return on invested capital (“ROIC”) relative to the Company’s budgeted ROIC for the performance period.

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The following table summarizes the compensation target levels approved by the Committee for 2020.

Officer	2020 Base Salary	Annual Cash Incentives as a % of salary	Long-Term Incentives as a % of salary
Norton	$425,000	100%	250%
Trueblood	$300,000	60%	125%
O’Halloran	$265,000	60%	125%
Mote	$265,000	60%	125%

OUR COMPENSATION PRINCIPLES, COMPONENTS AND PRACTICES

Our Executive Compensation Philosophy and Practices

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent and that it should also align the interests of our executives with those of our stockholders. We have structured our compensation program to drive and support these objectives:

Overall Objectives	–	Attract, motivate, retain and reward highly talented executives and managers, whose leadership and expertise are critical to our overall growth and success.

	–	Align the interests of our executives with those of our stockholders.

	–	Support the long-term retention of the Company’s executives to maximize continuity of management and overall effectiveness.

	–	Compensate each executive within the range of competitive practice (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each executive to assume increasing responsibility within the Company.

	–	Discourage excessive or imprudent risk-taking.

	–	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

Pay Mix Objectives	–	Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance.

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Use our incentive compensation program and plans to align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:

* ensuring that our compensation program is consistent with, and supportive of, our short- and long-term strategic, operating and financial objectives.
* placing a significant portion of our executives’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set by the Compensation Committee.
* encouraging balanced decision-making by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric.

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Executive Compensation Practices: What We Do and What We Do Not Do

The following table summarizes some of the key features of our executive compensation program.

What We Do	What We Don’t Do
Utilize compensation benchmarking - We review publicly available information to evaluate how our NEOs’ compensation opportunities compare to those at comparable companies and positions.	No hedging and no pledging - Board members, executive officers and employees are prohibited from engaging in hedging transactions or pledging OSG stock per our insider trading policy.

No perquisites - We do not provide executive perquisites.

Pay for performance - A significant portion of compensation is at risk, including compensation that is stock based and/or performance based, tied to pre-established performance goals aligned with our short-term and long-term objectives.	No automatic or guaranteed pay - Salary increases and incentive payments are not guaranteed.
No tax gross ups - We do not provide for any tax reimbursements or tax gross-ups.

Compensation recoupment policies - We maintain a strict compensation recoupment (clawback) policy.	No special retirement programs - We do not offer a supplemental executive retirement plan.

Stock ownership guidelines - Our Board has established robust stock ownership guidelines.	No stock option re-pricing - We do not allow discounted stock options, reload stock options or stock option re-pricing without stockholder approval.

Independent compensation consultant - The Compensation Committee engages an independent compensation consulting firm to review and provide recommendations on our executive compensation program.	No dividends on unvested equity- Dividend equivalents are accrued but not paid on all unvested equity grants. For Performance-based RSUs (“PRSUs”), no dividends are paid until the performance conditions are satisfied and the PRSUs vest.

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Compensation Risk Mitigation

The Compensation Committee annually assesses risks that may be present in our compensation program and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Because the Compensation Committee believes that a significant portion of our NEOs’ total compensation should be variable and “at risk”, the Committee uses a mix of performance measures and goals in our incentive compensation program that seeks to balance our short- and long-term goals and to discourage excessive or inappropriate risk-taking by eliminating any inducement to over-emphasize one goal to the detriment of others. To further mitigate excessive risk taking, we have adopted the following:

Stock Ownership Guidelines	Our Corporate Governance Guidelines include stock ownership guidelines for our directors and executives. The minimum levels of ownership for each position are as follows:
Value if Shares Owned (Multiple of
	Position	Salary / Annual Retainer)
	Non-Employee Directors	3x (Annual Retainer)
	President / Chief Executive Officer	5x
	Chief Financial Officer	3x
	Officers (other than CEO and CFO)	1.5x

Directors and Officers have five years from the implementation of the guidelines or when they first become eligible to participate in the Company’s equity plans to come into compliance. At least fifty percent of the after-tax shares must be retained until the ownership guidelines have been met. With the first measurement date occurring in August 2023, all those who are subject to these guidelines are making appropriate progress toward achieving the applicable guideline.

For purposes of these stock ownership guidelines, ownership comprises all shares of Class A Common Stock held by the director or officer, their spouse, and minor children, including:
- Shares deemed to be beneficially owned under federal securities laws;
- Any time-based restricted stock or RSUs awarded (whether or not vested);
- Any vested, in-the-money stock options; and
- Any stock held for the employee’s benefit in any pension or 401(k) plans.

Stock Holding Requirements	Mr. Norton must hold all stock that was granted with immediate vesting for three years, as provided for in the CEO Employment Agreement.

Recoupment “Clawback” Policy	Our Incentive Compensation Recoupment Policy provides that in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, then the Company shall recoup the amount of erroneously awarded incentive compensation paid to any executive officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement, based on the Board’s good faith determination that such amounts would not have been payable and determination of the practicability and cost effectiveness of pursuing the recoupment.

No Hedging	Our Insider Trading Policy prohibits hedging, including investing in options, puts, calls, short sales, futures contracts, or other derivative instruments relating to Company securities, regardless of whether such persons have material nonpublic information about the Company.

No Pledging	Our Insider Trading Policy and our stock incentive plans prohibit pledging by our non-employee directors and all employees..

Equity Plan Features	Our stock incentive plans do not permit repricing or cash buyouts of underwater options or stock appreciation rights without stockholder approval. The Compensation Committee believes these plans are structured so as to avoid problematic pay practices and do not contain features that could be detrimental to stockholder interests.

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Roles in Setting Executive Compensation

Role of the Compensation Committee

The primary role of our Compensation Committee, which consists entirely of independent directors, is to establish our compensation philosophy and strategy and to provide our executives with compensation opportunities consistent with the articulated philosophy and strategy. The Committee takes many factors into account when making compensation decisions with respect to our NEOs, including the individual’s performance and experience; the ability of the individual to affect our long-term growth and success; our overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels. The Committee typically will establish the annual compensation program during the first quarter of each fiscal year, setting specific annual and long-term Company goals and designing the compensation program for that year to support and reward the achievement of those goals. In setting the compensation for our NEOs, other than the CEO, the Committee considers, among other things, the recommendations of our CEO. The Committee is, however, solely responsible for making the final decision on the compensation of our NEOs.

The Compensation Committee meets in executive session at least on a quarterly basis but as often as necessary for discussion or decisions regarding executive compensation.

Role of Compensation Consultant

The Compensation Committee engaged Lyons Benenson & Company Inc. (“LB&Co”) in 2020 as its independent compensation consultant to assist and advise the Committee on all aspects of the Company’s executive and director compensation programs and related corporate governance matters. LB&Co does not provide other services to the Company or its NEOs. LB&Co was retained directly by the Committee, which, in its discretion, has the sole authority to select, approve, retain, terminate and oversee its relationship with its consultant. In selecting its compensation consultant, the Committee considered the independence of LB&Co in accordance with the standards of the NYSE, applicable rules and regulations of the SEC and other laws relating to the independence of advisors and consultants. The Committee determined that the work of LB&Co did not raise any conflict of interest in 2020.

A representative of LB&Co. attended all meetings of the Compensation Committee in 2020.

Role of the CEO in Setting Compensation

Decisions relating to the CEO’s performance and compensation are made by the Compensation Committee in executive session. In making determinations regarding compensation for the other NEOs, the Committee generally considers the recommendations of the CEO, and the advice received from LB&Co. In making his recommendations, the CEO evaluates the performance of each executive, considers each executive’s compensation in relation to our other officers and executives and assesses retention risks. The Committee then reviews, modifies (as appropriate) or approves these recommendations and either reports the results to the Board or recommends actions for the Board to approve.

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Components of Named Executive Officer Compensation

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program consists of the following:

	Elements	What It Is	Objective/ Purpose
Fixed	Base Salary	Fixed amount of compensation for service during the year and time in position	Rewards scope of responsibility, experience and individual performance.

At-Risk	Annual Incentive Compensation	At-risk compensation dependent on Company and individual goal achievement	Promotes strong business results by rewarding value drivers, without creating an incentive to take excessive risk. Serves as key compensation vehicle for rewarding results and differentiating individual performance each year,

	Long-Term Incentive Compensation (Equity)	Equity grants are equally split between time-based and performance based RSUs	Relative performance metric creates incentive to outperform peers, with absolute metric rewarding performance versus plan.

		50% of PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year relative TSR ranking	Three-year performance period supports retention and aligns pay with performance over an extended period of time.

		50% of PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year ROIC achievement	Provides executives with a significant stake in the long-term financial success of the Company, aligned with stockholder interests.
		Time-based RSUs	Promotes longer-term retention.

Benefits	Retirement, Health and Welfare	401k plan with Company match	Provides market competitive benefits to attract and retain top talent.
Competitive welfare benefits

Severance	Severance Arrangements - Termination Due to Change in Control (Double-Trigger)	Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control

Preserves objectivity when considering transactions in the best interest of stockholders.

Equity provisions keep each executive whole in situations where shares may no longer exist, or awards cannot otherwise be replaced.

		Accelerated equity vesting upon termination post-change in control	Retains executives through a change in control.
Allows the Company to obtain releases of employment-related claims. Assists in attracting top talent.

	Severance Arrangements - Termination without cause or for Good Reason	Severance and related benefits paid upon termination without cause or resignation for good reason	The entirety of the severance benefits (cash and equity) assure executives of compensation in the event of the loss of employment. Assists in retaining top talent.

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Base Salary

We strive to pay base salaries that are market-competitive for a company of our size so as to attract and retain talented executives and to provide a secure fixed level of compensation. The Compensation Committee regularly reviews the base salaries of our executive officers and compares them to the salaries of senior management among the peer group as well as other regional market data, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and such comparison, the Committee determines whether the salaries of the NEOs are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executives who are essential to leading the Company and driving stockholder value.

2020 Annual Incentive Program for the Executive Officers

At our 2019 Annual Meeting of Stockholders, our shareholders approved the 2019 Incentive Compensation Plan for Management (the “Plan”) which now governs all incentive awards given by the Company.

The Annual Incentive Program for 2020 (“Annual Incentive Program”) is consistent with the Company’s compensation philosophy, meets the requirements of the Plan, and is in line with compensation practices within the Company’s peer group.

The following summarizes the design of the Annual Incentive Program for the NEOs:

●	A pool of funds was established using the metric of free cash flow (“FCF”), a non-GAAP measure, with the amount of the pool calculated based on a pre-determined formula, setting forth threshold, target and maximum levels of achievement, and containing an SG&A multiplier (the “Pool”). We define FCF as EBITDA less CAPEX.
●	The FCF funding formula is based upon the budget approved by the Board of Directors, with the formula increasing or decreasing from 100% of target incentive amounts depending on achievement. A 15% increase or decrease in FCF will increase or decrease the bonus payout potential by 50%. A decrease of greater than 15% reduces the target payout to 0%.
●	The calculation of the Pool excludes the impact (positive and/or negative) of unusual, non-recurring or extraordinary items or expenses; charges for restructurings; discontinued operations; and acquisitions or divestitures.
●	Achievement is tied to whether a “safety incident” has occurred. A “safety incident” is defined as: A major safety and/or containment incident which results from negligence or misconduct of management or results from a material violation of state or federal operation, safety or construction regulations or if the responsible party fails to report the incident or to cooperate with the relevant authorities in responding to such incident.
●	Target achievement levels for each participant in the Annual Incentive Program were established by the Committee as a percentage of salary, as set forth in the chart below.

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Achievement of performance is measured based upon individual goals approved in advance by the Committee for each of the NEOs as described in the table below. Following the end of the performance period, the Committee certifies the FCF formula and reviews each of the NEO’s individual performance to determine the achievement level:

NEO	GOALS	TARGET As a % of salary	ACHIEVEMENT LEVEL
Norton	Maximization of the utilization of the fleet Promotion of safety culture and environmental stewardship Acquisition and integration of the Alaska Tanker Company Implementation of enterprise software system	100% of Base Salary	125% of Target

Trueblood	Financing for acquisitions and new vessels Management of capital Preparation for transition of accounting and financial control system to the new enterprise software system Transition to smaller reporting company status	60% of Base Salary	125% of Target

O’Halloran	Improvement in safety and operational performance across the fleet Transition operations, SQE and purchasing departments to the new enterprise software system Transition and integration of the Alaska Tanker Company with Company practices Management of dry dock costs	60% of Base Salary	125% of Target

Mote	Lead the implementation of the enterprise software system Lead the integration of the Alaska Tanker Company Improve the effectiveness of the insurance department Develop collective bargaining strategy and lead negotiations	60% of Base Salary	125% of Target

Long Term Incentives

Consistent with the 2019 program and as announced last year, during 2020, the Compensation Committee approved long-term, equity-based incentives for our NEOs. Fifty percent of each NEO’s equity award was granted in the form of time-based RSUs, which vests in three equal annual installments beginning on the first anniversary of the grant date. The remaining 50% was granted in the form of PRSUs, equally divided between two performance measures: (i) TSR relative to the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries (the “Index”) and (ii) cumulative ROIC relative to our budget.

Each type of grant and the grant date values are shown in the table below. The grant date value was set at 125% of the NEO’s base salary for all except Mr. Norton, whose grant date value was set at 250% of his base salary. Please refer to the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table for additional details regarding these grants:

NEO	Total Grant Date Value	Time-Based RSUs (1)(2)	Performance-Based RSUs (1) (3)
Norton	$1,062,500	$531,250	$531,250
Trueblood	$375,000	$187,500	$187,500
O’Halloran	$331,250	$165,625	$165,625
Mote	$331,250	$165,625	$165,625

(1)	Represents the grant date value of the awards made on March 23, 2020.
(2)	Represents RSUs, one-third of which vested on March 23, 2021, and one-third of which will vest on each of March 23, 2022 and 2023.
(3)	The performance metrics governing these performance-based RSU grants are relative TSR and ROIC. Achievement relative to these goals will be measured at the conclusion of the three-year performance period (2020 - 2022) to determine the extent to which the performance-based RSUs will vest. The performance measures are further described below.

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Performance-Based RSU Awards

The 2020 PRSU awards vest on December 31, 2022, subject to the achievement of the respective performance metrics. The vesting of these awards is subject to the Compensation Committee’s certification of the achievement of the articulated goals following the conclusion of the performance period.

Vesting of the TSR awards will be in accordance with the following schedule, using linear interpolation between the 40th and 50th percentiles and between the 50th and 75th percentiles:

Total Shareholder Return (TSR)

Company TSR relative to the TSR of the companies in the Index	Percentage of target RSUs that vest and become non-forfeitable
Below 40th Percentile	—%
40th Percentile	50%
50th Percentile	100%
75th Percentile or above	150%

In the event that the Company’s three-year TSR is greater than the median of the Index but still negative, a maximum of 100% of the target number of PRSUs governed by TSR may be earned. That is, there would be no upside for greater than target achievement if the Company’s three-year TSR is negative. Should the Company reach the threshold level of performance for the performance period, 50% of the target number of TSR PRSUs would be earned.

Achievement of the ROIC awards will be in accordance with the following schedule, using linear interpolation between 80% and 100% attainment and between 100% and 120% attainment of the performance goal:

Return on Invested Capital (ROIC)

Performance attainment (as a % of performance goal)	Percentage of target PRSUs that vest and become non-forfeitable
Below 80%	—%
80%	50%
100%	100%
120% or above	150%

CEO Employment Agreements

Mr. Norton’s Employment Agreement (“the CEO Employment Agreement”) became effective on December 15, 2018 and will continue until the earliest of Mr. Norton’s death, disability, termination (whether or not for cause), or voluntary resignation (whether or not for good reason). The CEO Employment Agreement requires that Mr. Norton be nominated annually for election to the Company’s Board of Directors and provides for annual cash and long-term equity incentive compensation opportunities and other benefits, as summarized in the following chart:

Base Salary	No less than $425,000

Annual Incentive Opportunity	Eligible for a target bonus equal to 100% of salary payable in cash based on achieving predetermined performance criteria, with threshold and maximum determined annually.

Grant date value equal to 250% of base salary at target ($1,062,500).
Long-Term Incentive Opportunity

The number of shares to be granted to be determined using a 20-trading day volume weighted average price.

Vesting criteria applicable to all NEO equity awards to be set by the Committee at the time of grant.

Restrictive Covenants	Customary restrictive covenants, including, but not limited to, non-competition, non-solicitation, non-disclosure, non-disparagement. Non-compete/non-solicitation period of 12 months from date of departure; provided, however, that in the event of a sale of all or substantially all of the assets or equity, the non-compete no longer applies.

The CEO Employment Agreement carried forward certain terms of Mr. Norton’s prior employment agreement. Mr. Norton will retain, continue to vest in, and continue to hold equity awards granted to him prior to the date of the CEO Employment Agreement. Mr. Norton has agreed to hold all shares of OSG’s Class A Common Stock received that immediately vested until the earliest to occur of (x) a Change in Control (as defined in the Management Incentive Compensation Plan); (y) the Date of Separation from Service (as defined in the CEO Employment Agreement), solely in the event of a termination of his employment by OSG without Cause or by him for Good Reason (as such terms are defined in the CEO Employment Agreement); and (z) the third anniversary of the acquisition of any such shares.

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The CEO Employment Agreement provides for different severance benefits under various scenarios. The following table depicts these scenarios:

Upon Separation of Service/Treatment of Leaving
Benefit	Effective 12/15/2018

“Accrued Benefits” include:

Earned but unpaid base salary
Earned, but unpaid annual incentives, if any
Accrued but unused vacation days, if any
Expense reimbursement

Salary Continuation

Termination Without Cause/ Resignation With Good Reason	Twelve (12) months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, not pro-rated, for the year of termination, to the extent that the applicable performance goals are achieved and annual incentives are paid

Pro Rata Special Bonus Pool (To sunset following the 2019 Performance Year)

Pro-rated to reflect the number of days worked during the performance period as of the date of separation

Treatment Of Outstanding (Unvested) Equity Compensation

Time-based equity to accelerate and vest in full

A pro rata portion of the performance-based equity to remain in force and vest at the conclusion of the performance period, to the extent the performance goals are achieved and the performance-based equity vests

Termination For Cause/Voluntary Resignation (Without Good Reason)	Accrued Benefits (same as stated above)

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

All unvested equity (both time- and performance-based) to be forfeited and canceled
Restructuring grant is subject to clawback

Termination Due To Death Or Permanent Disability	Accrued Benefits (same as stated above)

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

All unvested time-based equity accelerates and vests

All unvested performance-based equity to be forfeited and canceled

Termination Without Cause/Resignation With Good Reason Within Twenty-Four (24) Months Following A Change In Control (Double Trigger)	Double-Trigger Change In Control (requires both CIC and Termination for payout)

Accrued Benefits (same as stated above)

Salary Continuation

Twelve months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, paid at target, for the year of termination

Treatment of Outstanding (Unvested) Equity Compensation

Time-based equity to accelerate and vest in full

Performance-based equity subject to accelerated vesting based on deemed attainment of the maximum performance level, pro-rated for the number of days in the performance period that have lapsed as of the Date of Separation from Service

The forgoing description is qualified in its entirety by reference to the CEO Employment Agreement, which is an exhibit to the Company’s Annual Report on 10-K for the year ended December 31,2020 and incorporated by reference herein.

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Employment Agreements with NEOs other than the CEO

The Company has entered into employment agreements with Messrs. Trueblood, O’Halloran, and Mote, all of which contain similar terms. Each employment agreement provides for an annual base salary and a target bonus of at least 15% of each executive’s annual base salary. Each executive may receive equity awards from time to time at the discretion of the Compensation Committee, which awards will have a total target value of at least 50% of such executive’s base salary.

The employment agreements provide for severance benefits in the event of termination without cause or resignation for good reason as follows: (i) accrued but unpaid amounts through the date of separation of service; (ii) 12 months’ continuation of annual base salary; (iii) the executive’s annual bonus for the year of separation pro-rated based on performance factor achievement and the number of days in the fiscal year in which he was employed; and (iv) accelerated vesting of any unvested time-based equity awards.

If, during the two-year period following a change in control of the Company, an executive’s employment is terminated without cause or the executive resigns for good reason, the employment agreements provide for severance benefits as follows: (i) the executive’s target annual bonus for the year of separation; and (ii) accelerated vesting of any unvested equity awards (time-based and performance-based), satisfied at the designated maximum level and such awards shall vest pro rata based solely upon the provision of services over the performance period.

Each executive agreed to a non-competition and non-solicitation obligation during the executive’s employment term and for 12 months thereafter. Each executive also agreed to confidentiality and non-disparagement obligations during and following employment with the Company, and to timely delivery of a release in connection with termination of the executive’s service. Severance and other benefits are conditioned on compliance with these covenants.

The forgoing description is qualified in its entirety by reference to the employment agreements referred to above, which are exhibits to the Company’s Annual Report on 10-K for the year ended December 31,2020 and incorporated by reference herein.

Additional Information

Benefits

In general, we provide benefits to our employees (including our NEOs) that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees known as the OSG Ship Management Inc. Savings Plan (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Internal Revenue Code Section 401(k). In 2020, the Company matched 100% of the first 4% of a participant’s pre-tax contributions and then 50% of pre-tax contributions in excess of 4% but not in excess of 8%.

2021 Compensation Program

In the first quarter of 2021, the Compensation Committee decided to retain the same annual incentive program structure used in 2020 and to freeze the NEO salaries at their 2020 rates. Due to the impact of the COVID-19 pandemic on the Company’s business, the Committee restructured the equity program by adopting a one-time, performance-based equity grant incremental to our regular equity grants tied to TSR and ROIC metrics. This special program effectively increases the percentage of our equity grants that are performance-based and at risk, with the grants tied to performance criteria that focus our NEOs on the matters that are of greatest importance to the Company and its continued operational and financial success.

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SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes individual compensation information for services by the NEOs in all capacities for the Company and our subsidiaries.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)(3)(4)	Option Awards	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Samuel H. Norton	2020	$425,000	-	$1,062,500	-	$531,250	$19,266	$2,038,016
President and	2019	$425,000	-	$637,500	-	$921,225	$18,757	$2,002,482
Chief Executive Officer

Richard L. Trueblood	2020	$300,000	-	$375,000	-	$225,000	$18,718	$918,718
Vice President and	2019	$288,000	-	$216,000	-	$394,811	$18,286	$917,097
Chief Financial Officer

Patrick J. O’Halloran	2020	$265,000	-	$331,250	-	$198,750	$18,718	$813,718
Vice President and	2019	$253,000	-	$189,750	-	$329,009	$18,286	$790,045
Chief Operating Officer

Damon M. Mote	2020	$265,000	-	$331,250	-	$198,750	$18,718	$813,718
Vice President and	2019	$253,000	-	$189,750	-	$329,009	$18,286	$790,045
Chief Administrative Officer

(1)	On March 23, 2020 each of the NEOs received performance-based RSU grants, 50% of which have a TSR goal and 50% of which have an ROIC goal. Please refer to the Performance-based RSU Awards section under “How We Compensate Our Executives”. These awards are scheduled to vest in full as of December 31, 2022, subject to the Compensation Committee’s certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation, as follows: $531,250 for Mr. Norton, $187,500 for Mr. Trueblood and $165,625 for Mr. O’Halloran and Mr. Mote. These awards are subject to a maximum achievement of 150%, which would result in a value of $796,875 for Mr. Norton $281,250 for Mr. Trueblood, and $248,438 for Mr. O’Halloran and Mr. Mote.

(2)	On March 22, 2019 each of the NEOs received performance-based RSU grants, 50% of which have a TSR goal and 50% of which have an ROIC goal. Please refer to the Performance-based RSU Awards section under “How We Compensate Our Executives”. These awards are scheduled to vest in full as of December 31, 2021, subject to the Compensation Committee’s certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation, as follows: $318,750 for Mr. Norton, $108,000 for Mr. Trueblood and $94,875 for Mr. O’Halloran and Mr. Mote. These awards are subject to a maximum achievement of 150%, which would result in a value of $478,125 for Mr, Norton $162,000 for Mr. Trueblood, and $142,313 for Mr. O’Halloran and Mr. Mote.

(3)	On March 23, 2020, each of the NEOs received time-based equity awards, one-third of which vested on March 23, 2021 and one-third of which will vest on each of March 23, 2022 and 2023, subject to their continued employment.

(4)	On March 22, 2019, each of the NEOs received time-based equity awards, one-third of which vested on March 22, 2020 and one-third of which will vest on each of March 22, 2021 and 2022, subject to their continued employment.

(5)	For 2020, the amounts reflect what was actually paid under the Company’s Annual Incentive Program. Please see “2020 Annual Incentive Program for the Executive Officers” section of “How We Compensate Our Executives” for more details. For 2019, the amount reflects the second-half of the Special Bonus Pool award.

(6)	See the “All Other Compensation Table” for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column for 2020 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Other (2)	Total
Norton	$17,100	$2,166	$19,266
Trueblood	$17,100	$1,618	$18,718
O’Halloran	$17,100	$1,618	$18,718
Mote	$17,100	$1,618	$18,718

(1)	Constitutes the Company’s matching contributions under the Savings Plan.
(2)	Represents the Company’s contribution toward excess liability insurance coverage premiums.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information as of December 31, 2020 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The market value of the stock awards is based on the market price of the Company’s Class A Common Stock at the close of business on December 31, 2020, which was $2.14 per share.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Norton	3/23/20	—		—	—	—	261,571	(3)	$559,762	130,875	(5)	$280,073
	3/22/19	—		—	—	—	105,115	(3)	$241,765	173,439	(4)	$371,159
	2/8/19	612,745	(2)	—	$1.82	—	—		—	—		—
	2/8/18	494,118	(2)	—	$1.70	2/8/2028	—		—	—		—
	3/23/17	17,637	(1)	—	$4.04	3/23/2027	—		—	—		—
	8/3/16	297,818	(1)	—	$5.57	8/3/2026	—		—	—		—

Trueblood	3/23/20	—		—	—	—	92,319	(3)	$197,563	46,160	(5)	$98,782
	3/22/19	—		—	—	—	35,615	(3)	$76,216	58,766	(4)	$125,759
	2/8/18	—		—	—	—	12,549	(3)	$26,855	—		—

O’Halloran	3/23/20	—		—	—	—	81,548	(3)	$174,513	40,744	(5)	$87,192
	3/22/19	—		—	—	—	31,287	(3)	$66,954	51,624	(4)	$110,475
	2/8/18	—		—	—	—	11,275	(3)	$24,129	—		—
	3/23/17	18,078	(1)	—	$4.04	3/23/2027	—		—	—		—

Mote	3/23/20	—		—	—	—	81,548	(3)	$174,513	40,744	(5)	$87,192
	3/22/19	—		—	—	—	31,287	(3)	$66,954	51,624	(4)	$110,475
	2/8/18	—		—	—	—	11,275	(3)	$24,129	—		—
	3/23/17	18,078	(1)	—	$4.04	3/23/2027	—		—	—		—

(1)	One-third of these options to purchase shares of Class A Common Stock becomes exercisable on the first, second, and third anniversaries of the grant date, respectively.
(2)	This represents Mr. Norton’s annual bonus, awarded in fully vested options in accordance with the terms of his prior employment agreement.
(3)	One-third of these time-based RSUs becomes vested on the first, second and third anniversary of the grant date.
(4)	These performance-based RSU awards are comprised of two separate grants, both of which become fully vested when the performance periods ends on December 31, 2021. The award based upon TSR is 50% of the grant total and is subject to the Company’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to the Company’s cumulative ROIC relative to the Company’s budgeted ROIC for the performance period. As of year-end 2020, the achievement level for the TSR metric was positive and above the 75th percentile and the achievement level for the ROIC metric is trending between Threshold and Target, as depicted in the following table:

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		# of shares		Share payout if the current trends are
Name	PRSU Name	Target	Trend	realized
Norton	TSR	78,836	118,254	173,439
	ROIC	78,836	55,185
Trueblood	TSR	26,712	40,068	58,766
	ROIC	26,712	18,698
O’Halloran	TSR	23,465	35,198	51,624
	ROIC	23,465	16,426
Mote	TSR	23,465	35,198	51,624
	ROIC	23,465	16,426

(5)	These performance-based RSU awards are comprised of two separate grants, both of which cliff vest with performance periods ending on December 31, 2022. The award based upon TSR is 50% of the grant total and is subject to the Company’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to the Company’s cumulative ROIC relative to the Company’s budgeted ROIC for the performance period. As of year-end 2020, the achievement level for the TSR metric was trending toward a target payout and the achievement level for the ROIC metric was trending below the threshold.

		# of shares		Share payout if the current trends are
Name	PRSU Name	Target	Trend	realized
Norton	TSR	130785	130,785	130,785
	ROIC	130785	0
Trueblood	TSR	46160	46,160	46,160
	ROIC	46160	0
O’Halloran	TSR	40774	40,774	40,774
	ROIC	40774	0
Mote	TSR	40774	40,774	40,774
	ROIC	40774	0

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POTENTIAL PAYMENTS UPON TERMINATION

The following table discloses the amounts that would have been payable to each NEO upon termination of his employment, assuming that such termination occurred on December 31, 2020. The table excludes amounts that are available generally to all salaried employees, such as amounts payable under the Savings Plan. The market value of the stock awards is based on the market price of the Company’s Class A Common Stock at the close of business on December 31, 2020, which was $2.14 per share.

Event	Norton	Trueblood	O’Halloran	Mote
Involuntary Termination Without Cause or Voluntary Termination for Good Reason
Cash severance (1)	$425,000	$300,000	$265,000	$265,000
Pro-rata Annual Bonus (2)	$531,250	$225,000	$198,750	$198,750
Acceleration & Continuation of Equity Awards (3)	$1,609,729	$300,634	$265,595	$265,595
Total	$2,565,979	$825,634	$729,345	$729,345
Death / Disability
Pro rata Annual Bonus (2)	$—	$225,000	$198,750	$198,750
Acceleration & Continuation of Equity Awards (3)	$780,186	$300,634	$265,595	$265,595
Total	$780,186	$525,634	$464,345	$464,345
Change In Control
Cash severance (1)	$425,000	$300,000	$265,000	$265,000
Annual Bonus (4)	$425,000	$180,000	$159,000	$159,000
Acceleration & Continuation of Equity Awards (5)	$1,815,494	$554,028	$489,467	$489,467
Total	$2,665,494	$1,034,028	$913,467	$913,467

(1)	The cash severance payment is equal to 12 months of base salary.
(2)	The pro-rata Annual Bonus payment is pro-rated based on the actual performance for the year of termination and based on the number of days in the fiscal year in which the NEO was employed. Mr. Norton is not eligible for a pro-rated annual bonus payment in the event of death or disability. Reflects amounts actually paid under the Company’s Annual Incentive Program.
(3)	The vesting of all outstanding time-based RSU awards will accelerate as of the date of separation from service. As of December 31, 2020, Mr. Norton’s 2019 and 2020 option grants were exercisable. The disclosed value consists of the difference between the exercise price and the market price as of December 31, 2020. In addition to the time-based equity acceleration, outstanding performance-based awards remain eligible for vesting, and will vest to the extent the performance criteria are achieved for the relevant performance period. For the purposes of this illustration, we have assumed that the PRSUs will pay out at target and have been pro-rated for termination on December 31, 2020.
(4)	The full amount of the cash bonus is payable at the target value and is not pro-rated.
(5)	With respect to all awards granted to the executive under the Company’s incentive compensation plans and outstanding as of the Change in Control (as defined in the relevant employment agreements):

●	Options shall vest and become exercisable in full as of the Change in Control and the exercise period under each such option shall not be less than the period ending on the earlier to occur of (i) the one year anniversary of the Change in Control or (ii) the expiration date of the option. As of December 31, 2020, Mr. Norton’s 2019 and 2020 option grants were exercisable. The disclosed value consists of the difference between the exercise price and the market price as of December 31, 2020.
●	Time-based RSU awards shall accelerate and vest as of the Executive’s Date of Separation from Service due to termination by the Company without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.
●	Performance-based RSU awards that vest based upon the achievement of performance criteria during performance measurement periods that have not yet ended as of the Change in Control shall be deemed to have been satisfied at the designated maximum level and such awards shall vest pro-rata based solely upon the provision of services over the performance period; provided, such awards shall accelerate and vest as of the Executive’s Date of Separation from Service due to termination by the Company without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.

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ADVISORY VOTE ON THE APPROVAL OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 2)

Stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the NEOs for 2020. Stockholders are urged to read the “How We Compensate Our Executives” section of this Proxy Statement and the accompanying compensation tables and narrative which discuss how our compensation policies and procedures implement our compensation philosophy as well as the compensation paid to the NEOs for 2020.

As more fully described in “How We Compensate Our Executives” section, our executive compensation program is designed to:

●	Attract, motivate, retain and reward highly talented executives and managers, whose leadership and expertise are critical to the Company’s overall growth and success;
●	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving the Company’s corporate goals and objectives, as well as the potential of each executive to assume increasing responsibility within the Company;
●	Align the interests of the Company’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and
●	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the NEOs, fulfills these objectives.

Accordingly, at the Annual Meeting, stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Named Executive Officers for 2020 as described in the “How We Compensate Our Executives” section of, and in the accompanying compensation tables and narrative in, the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders.

As an advisory vote, the results of the vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making future decisions on the compensation of the NEOs and our executive compensation principles, policies and procedures, as we have done in the past.

The Board recommends a vote “FOR” advisory approval of

the resolution set forth above and approval of the compensation of the

Named Executive Officers for 2020 as disclosed in this Proxy Statement.

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AUDIT COMMITTEE REPORT

Management has primary responsibility for preparing the consolidated financial statements of the Company, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAS’) and the effectiveness of the Company’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB’). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on the Company’s website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met with management and the Company’s independent registered public accounting firm and held discussions concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2020. Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and management, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of the Company’s chief executive officer and chief financial officer which are required by the SEC and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the 2020 Form 10-K for filing with the SEC.

By the Audit Committee:

John P. Reddy, Chair
Anja L. Manuel
Julie E. Silcock

30

RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 3)

Grant Thornton LLP, certified public accountants (“Grant Thornton”), served as our independent registered public accounting firm for the year ended December 31, 2020. On April 6, 2020, the Audit Committee approved the engagement of Grant Thornton after conducting a comprehensive and competitive selection process and following the decision to notify Ernst & Young LLP (“EY”), the Company’s former auditor, that it would be dismissed as the Company’s auditor.

EY’s audit reports on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through April 6, 2020 with EY, and during the Company’s fiscal year ended December 31, 2020 with Grant Thornton, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with either of the auditing firms on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditing firms, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Neither the Company nor anyone acting on its behalf has consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending in 2020 is not required by our Bylaws or other applicable legal requirement. However, the Audit Committee is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the appointment of Grant Thornton is not ratified by the stockholders, the Audit Committee, at its discretion, will reconsider its selection of Grant Thornton as our independent registered public accounting firm. Even if the appointment of Grant Thornton is ratified, the Audit Committee may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents professional audit services fees incurred by OSG to Grant Thornton and EY for the audit of our annual financial statements for the fiscal year ended December 31, 2020 and to EY for the audit of our annual financial statements for the fiscal year ended December 31, 2019, and fees billed for other services incurred by OSG to Grant Thornton and EY, respectively, during those periods.

Fee Type	Fiscal Year 2020 (Grant Thornton) $	Fiscal Year 2020 (EY) $	Fiscal Year 2019 (EY) $
Audit Fees (1)	371,850	935,945	854,000
All Other Fees (2)	—	35,590	35,000
Total	371,850	971,535	889,000

(1)	Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms 10-Q; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries and services associated with documents filed with the SEC.
(2)	All other fees incurred by us to EY in were related to agreed-upon procedures for American Tanker, Inc. and access to EY’s Atlas US technical guidance.

The Audit Committee considered whether the provision of services described above under “All Other Fees” were compatible with maintaining EY’s independence. The Company does not believe that any reasonable concerns about the objectivity of EY in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. All fees have been approved by the Audit Committee in accordance with these policies and procedures.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for 2021.

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OWNERSHIP OF CLASS A COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth beneficial ownership information with respect to the director nominees, each of the NEOs listed in the Summary Compensation Table, and each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock. The information with respect to such beneficial owners was prepared based on information supplied by such owners in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, the Company believes that each beneficial owner identified in the table possesses sole voting and investment power over all Class A Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days of the Measurement Date (March 24, 2021). For purposes of calculating each person’s percentage ownership, shares of Class A Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, the Company believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Class A Common Stock. The percentage of beneficial ownership is based on 86,674,209 shares of the Company’s Class A Common Stock outstanding as of the Measurement Date. On that date, there were 19,235,764 warrants (exercisable for 3,654,795 shares of Class A Common Stock) that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to the number of shares and percentage of the outstanding shares of the Company’s Class A Common Stock beneficially owned by each director nominee and NEO and all director nominees and executive officers as a group, on the Measurement Date, all as reported to the Company. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

	Shares of Class A Common Stock Beneficially Owned(1)
Directors and Director Nominees	Number		Percentage Beneficially Owned
Douglas D. Wheat	382,233		*
Rebecca DeLaet	—		—
Joseph I. Kronsberg	—	(2)	*
Anja L. Manuel	108,353		*
Samuel H. Norton	3,045,661		3.51%
John P. Reddy	71,053		*
Julie E. Silcock	272,927		*
Gary E. Taylor	128,241		*
Other Named Executive Officers
Richard Trueblood	129,256		*
Patrick J. O’Halloran	155,501		*
Damon M. Mote	155,415		*
All current directors and executive officers as a group (11 persons)	4,448,640		5.13%

* Less than 1%

(1)	Includes shares of Class A Common Stock issuable within 60 days of March 24, 2021 upon the exercise of options or warrants owned by the indicated stockholders on that date.
(2)	Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 17,965,341 shares of Class A Common Stock, including 47,753 shares which were granted by the Company to CCP under the Company’s Non-Employee Director Incentive Compensation Plan in 2019. The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all Company securities held by CCP except to the extent of his pecuniary interest therein, if any.

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Other Beneficial Owners

The following table sets forth information as of the Measurement Date (except as otherwise noted) with respect to persons known by us to be the beneficial owners of more than 5% of our Class A Common Stock, based solely on the information reported by such persons in their Schedule 13D and 13G filings with the SEC.

	Shares of Class A Common Stock Beneficially Owned*(1)
Name	Number	Percentage Beneficially Owned
Cyrus Capital Partners, L.P. (2)	20,704,082	23.88%
Saltchuk Resources, Inc.(3)	14,115,798	16.28%
Paulson & Co. Inc (4)	6,300,000	7.26%
BlackRock, Inc.(5)	4,341,018	5.00%

*	Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the Measurement Date.

(1)	Includes shares of Class A Common Stock underlying all warrants owned by such person (at the Measurement Date stock exercise ratio of 0.19 shares for every warrant), owned by such person, and assumes gross exercise of warrants without withholding of any shares pursuant to the cashless exercise procedures of the warrants. The warrants are immediately exercisable but may only be exercised with the Company’s consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition.
(2)	Based on a Schedule 13D/A filed on March 15, 2019 with the SEC by Cyrus Capital Partners, L.P. (“CCP”), CCP has, with respect to beneficial ownership, shared voting power and shared dispositive power of 20,704,082 shares of Class A Common Stock by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) of which 2,636,376 shares are obtainable upon the exercise of 13,851,382 warrants. As the (i) principal of CCP and (ii) principal of CCPGP, the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 20,704,082 shares of Class A Common Stock. The address of each of CCP, CCPGP and Freidheim is 399 Park Avenue, 39th Floor, New York, NY 10022.
(3)	Based on a Schedule 13D/A filed on August 4, 2020 with the SEC by Saltchuk Resources, Inc. (“Saltchuk”), Saltchuk has beneficial ownership of an aggregate amount of 14,115,798 shares of Class A Common Stock. The address of Saltchuk is 450 Alaskan Way South, Suite 708, Seattle, WA 98104.
(4)	Based on a Schedule 13D/A filed on April 13, 2020 with the SEC by Paulson & Co. Inc. (“Paulson”), Paulson has beneficial ownership of an aggregate amount of 6,300,000 shares of Class A Common Stock. Paulson is the investment advisor, or manager, of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”). The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.
(5)	Based on a Schedule 13G/A filed on January 29, 2021 with the SEC by BlackRock, Inc. (“BlackRock”), BlackRock has beneficial ownership of an aggregate amount of 4,341,018 shares of Class A Common Stock. The address of BlackRock is 55 East 52nd Street, New York, NY 1055.

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The following table provides information as of December 31, 2020 with respect to the Company’s equity compensation plans,

which have been approved by the Company’s stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	1,478,756	2.65	3,938,624
Equity compensation plans not approved by stockholders	—	—	—

* Consists of 2,653,370 Class A Common Stock shares eligible to be granted under the Incentive Compensation Plan for Management and 1,285,254 shares under the Non-Executive Director Incentive Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent (10%) of the Company’s Class A Common Stock are required to report their ownership of Class A Common Stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the Class A Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely upon a review of these reports received by the Company for 2020 and any written representations from reporting persons, all such reports were filed on a timely basis in 2020.

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INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited on behalf of the Board of OSG for use at the Annual Meeting to be held virtually on Thursday, May 27, 2021 at 10:00 a.m. (ET), or any adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on April 1, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. The Company has one class of voting securities, its Class A Common Stock with each share entitled to one vote. As of the Record Date, 86,863,651 shares were outstanding.

All shares represented by an eligible proxy will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted:

(1)	FOR the election of eight directors,
(2)	FOR the approval, on an advisory basis, of the compensation for 2020 of the executive officers named in the Summary Compensation Table in this Proxy Statement, as described in “How We Compensate Our Executives” and in the accompanying compensation tables and narrative in this Proxy Statement, and
(3)	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Each of the election of directors, the advisory vote to approve the compensation of the NEOs and the ratification of the appointment of the Company’s independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present at the meeting and entitled to vote thereon. If the appointment of the Company’s independent registered public accounting firm for 2021 is not ratified, the Audit Committee will reconsider the appointment and review its future selection of an independent registered public accounting firm.

Some of the Company’s stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

●	Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. then you are considered the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote at the Annual Meeting.
●	Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy,” as discussed below.

As a stockholder of record, you may vote by one of the following methods:

●	Internet Voting. You may use the Internet as described on the proxy card or the notice of availability of proxy materials, as applicable, to vote your shares of Common Stock by giving the Company a proxy. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card or your notice of availability of proxy materials, as applicable, for specific instructions.
●	Telephone Voting. You may vote your shares of Common Stock by giving the Company a proxy using the toll–free number listed on the proxy card. The procedure allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.
●	Voting By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided. This option is available only to those stockholders who have received a paper copy of a proxy card by mail.
●	Voting at the Annual Meeting. You may vote at the Annual Meeting as indicated above under “Remote Participation at the Annual Meeting”.

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If your shares are held through a broker, bank, trustee or other nominee, you will receive a request for voting instructions with respect to your shares of Common Stock from the broker, bank, trustee or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee or other nominee.

If you hold your shares through a broker, bank, trustee or other nominee and you wish to vote at the meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your broker, bank, trustee or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares of Common Stock previously executed by your broker, bank, trustee, or other nominee will be revoked and your vote will not be counted unless you vote at the meeting and or legally appoint another proxy to vote on your behalf.

It is very important that you are represented at the meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting.

To conduct the business of the Annual Meeting, we must have a quorum. The presence of at least a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted toward fulfillment of quorum requirements. Abstentions and broker non-votes will not be counted in tabulations of the votes cast on any of the proposals presented at the Annual Meeting. A broker non–vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the Annual Meeting in the election of directors, or for the compensation for 2020 of the executive officers, but will have discretionary authority to vote on the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

As all of these matters are very important to the Company, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Expenses

The cost of soliciting proxies for the meeting will be borne by the Company. The Company will also reimburse brokers and others who are only record holders of the Company’s shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

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Proposals for 2021 Annual Meeting of Stockholders

Stockholder proposals submitted under the SEC rules for inclusion in the Proxy Statement for the 2022 annual meeting must be received no later than December 14, 2021. Stockholder proposals submitted under the SEC rules must be submitted in writing to our Corporate Secretary at our principal offices and comply with the proxy rules. Any stockholder who wishes to propose a matter for action at the Company’s next Annual Meeting pursuant to the Company’s Amended and Restated By–laws, including the nomination of a director, must notify the Company in writing, and provide the information required by the Company’s Amended and Restated By–laws, no earlier than 90 days and no later than 60 days prior to April 13, 2022, the first anniversary of this year’s Notice of Annual Meeting. In other words, the notice and such information must be received no earlier than January 13, 2022, and no later than February 12, 2022. Stockholders can obtain a copy of the By-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company. Recommendations must be received by February 12, 2022 in order for a candidate to be considered for election at the 2022 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to attend the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

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OTHER MATTERS

The Board is not aware of any matters to be presented at the Annual Meeting other than those specified above. If any other matter should be presented, proxy holders will vote the shares represented by the proxy on such matter in accordance with their best judgment.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at its address set forth above.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available at www.osg.com/investor-relations. That Annual Report on Form 10-K does not form part of this Proxy Statement. The Company will provide to any stockholder of the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 upon the written request of such stockholder addressed to the Corporate Secretary of the Company at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44465-P50468

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rebecca DeLaet
02) Joseph I. Kronsberg
03) Anja L. Manuel
04) Samuel H. Norton
05) John P. Reddy
06) Julie E. Silcock
07) Gary Eugene Taylor
08) Douglas D. Wheat

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval by an advisory vote of the compensation for 2020 of the Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of the Company's independent registered public accounting firm for the year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You may access the Proxy Statement and the Company's 2020 Annual Report at www.osg.com.

D44466-P50468

OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2021

The undersigned hereby appoints SUSAN ALLAN and RICHARD TRUEBLOOD, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, May 27, 2021 at 10:00 A.M. Eastern Time, notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his or her substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2020, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Continued and to be signed and dated on reverse side

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Your **Vote** Counts!

OVERSEAS SHIPHOLDING GROUP, INC.

2021 Annual Meeting
Vote by May 26, 2021
11:59 PM ET

D44478-P50468

You invested in OVERSEAS SHIPHOLDING GROUP, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 27, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 13, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote at the Meeting*

May 27, 2021
10:00 A.M. ET

To attend the virtual meeting call:
(844) 850-0546 Domestic callers
(412) 317-5203 International callers
OR
by webcast:
www.osg.com/investor-relations/webcast-presentations

*Please check the meeting materials for requirements regarding attendance and voting.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Rebecca DeLaet 02) Joseph I. Kronsberg 03) Anja L. Manuel 04) Samuel H. Norton 05) John P. Reddy 06) Julie E. Silcock 07) Gary Eugene Taylor 08) Douglas D. Wheat	For
2. Approval by an advisory vote of the compensation for 2020 of the Named Executive Officers.	For
3. Ratification of the appointment of the Company's independent registered public accounting firm for the year 2021.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

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